Exhibit 10.11
CHEMTURA CORPORATION
2010 LONG-TERM INCENTIVE PLAN
(as amended through May 7, 2015)

Section 1. Purpose.

The purpose of the Chemtura Corporation 2010 Long-Term Incentive Plan (hereinafter referred to as the “Plan”) is to (a) advance the interests of Chemtura Corporation (“Chemtura”), its Subsidiaries and affiliates (Chemtura and its Subsidiaries and affiliates are collectively referred to as the “Company”), and its stockholders by providing incentives and rewards to those directors, officers, other employees and persons who provide services to the Company who are in a position to contribute to the long term growth and profitability of the Company, (b) assist the Company in attracting, retaining, and developing highly qualified employees for the successful conduct of their business, and (c) create a competitive compensation program.

Section 2. Definitions.
2.1 “Award” means any award under the Plan. All Awards shall be granted by, confirmed by, and subject to the terms of, a written agreement executed by the Company and the Participant.
2.2 “Board” means the Board of Directors of Chemtura.
2.3 “Cause” means, unless otherwise determined by the Committee in the applicable Award agreement, with respect to a Participant’s termination of employment or service with the Company, the following:
(a) The Participant is a Party to an Agreement that Defines Cause. In the case where there is an employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company and the Participant at the time of the grant of the Award that defines “cause” (or words of like import), “cause” as defined under such agreement; provided, however, that with regard to any agreement under which the definition of “cause” only applies on occurrence of a change in control, such definition of “cause” shall not apply until a change in control actually takes place and then only with regard to a termination thereafter; or
(b) The Participant is Not a Party to an Agreement that Defines Cause. In the case where there is no employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company and the Participant at the time of the grant of the Award (or where there is such an agreement but it does not define “cause” (or words of like import)), termination due to a Participant’s (i) theft, fraud, embezzlement or intentional disclosure of confidential and/or proprietary information; (ii) conduct or plans to engage in conduct that would be considered competition with the Company; (iii) willful disregard for or neglect by the Participant of his or her duties or the interests of the Company; (iv) commission of, indictment for, conviction of, or pleading of guilty or nolo contendere to, a felony or any crime involving moral turpitude; (v) breach of fiduciary duty, duty of loyalty or other breach of trust; or (vi) any willful act against the material financial interests of the Company. For purposes of the Plan, the Committee reserves the right, in its sole discretion, to make a determination as to whether a Participant’s termination was for “Cause” after the actual termination of employment or service based on facts and circumstances discovered subsequent to such termination.
     2.4 “Change in Control” shall mean, unless otherwise determined by the Committee in the applicable Award agreement, the occurrence of any one or more of the following events:
(a) any “person” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of Chemtura in substantially the same proportions as their ownership of Stock of Chemtura or any person who owns five percent (5%) or more of the Stock of Chemtura on the Effective Date (as defined below) (a “Five Percent Owner”)), becoming the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Chemtura representing more than fifty percent (50%) of the combined voting power of Chemtura’s then outstanding securities;

(b) any “person” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, any company owned, directly or indirectly, by the stockholders of Chemtura in substantially the same proportions as their ownership of Stock of Chemtura or a Five Percent Owner), becoming the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) in one or a series of related transactions during any twelve (12)-month period, directly or indirectly, of securities of Chemtura representing thirty percent (30%) or more of the combined voting power of Chemtura’s then outstanding securities;
(c) during any one-year period, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with Chemtura to effect a transaction described in paragraph (a), (b), (d) or (e) of this definition of “Change in Control” or a director whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such term is used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board) whose election by the Board or nomination for election by Chemtura’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the one-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board;
(d) the consummation of a merger or consolidation of the Company with any other company, other than a merger or consolidation which would result in either (A) a Five Percent Owner beneficially owning more than fifty percent (50%) of the combined voting power of the voting securities of Chemtura or the surviving entity (or the ultimate parent company of Chemtura of the surviving entity) or (B) the voting securities of Chemtura outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of Chemtura or such surviving entity outstanding immediately after such merger or consolidation (or the ultimate parent company of the Company or such surviving entity); provided, however, that a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person (other than those covered by the exceptions in subparagraphs (b) and (c)) acquires more than fifty percent (50%) of the combined voting power of Chemtura’s then outstanding securities shall not constitute a Change in Control; or
(e) the consummation of a sale or disposition of all or substantially all the assets of the Company, in one or a series of related transactions during any twelve (12)-month period, other than the sale or disposition of all or substantially all of the assets of the Company to a Five Percent Owner or a person or persons who beneficially own, directly or indirectly, more than fifty percent (50%) of the combined voting power of the outstanding voting securities of Chemtura at the time of the sale.
(f) Notwithstanding the foregoing, with respect to any Award that is characterized as “nonqualified deferred compensation” within the meaning of Section 409A of the Code, an event shall not be considered to be a Change in Control under the Plan for purposes of payment of such Award unless such event is also a “change in ownership,” a “change in effective control” or a “change in the ownership of a substantial portion of the assets” of the Company within the meaning of Section 409A of the Code.
2.5 “Code” means the Internal Revenue Code of 1986, as now or hereafter amended.
2.6 “Committee” shall mean the Compensation and Governance Committee of the Board or such other Committee appointed by the Board for the purpose of administering this Plan.
2.7 “Disability” means, unless otherwise determined by the Committee in the applicable Award agreement, a disability as determined under procedures established by the Committee for purposes of the Plan and which, to the extent applicable, shall be the date a Participant becomes “disabled” within the meaning of Section 409A of the Code and the regulations issued thereunder.
2.8 “Dividend Equivalent” means an amount determined by multiplying the number of shares of Stock or Stock Units subject to a grant by the per-share cash dividend, or the per-share fair market value (as determined by the Committee) of any dividend paid in consideration other than cash, paid by Chemtura on its Stock on a dividend payment date.
2.9 “Eligible Employee” means any employee of the Company selected by the Committee. No “Eligible Employee” shall be a member of the Committee. Notwithstanding the foregoing, an Eligible Employee shall not include any individual not designated by the Company as an employee of the Company at the time of any determination.
2.10 “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
2.11 “Executive Officer” shall mean an executive officer of the Company, as such term is defined within the meaning of the Exchange Act or for purposes of Section 16 of the Exchange Act.

2.12 “Full-Value Award” means any Award granted under the Plan other than (i) a Stock Option Award or (ii) a SAR.
2.13 “Good Reason” means, unless otherwise determined by the Committee in the applicable Award agreement, with respect to a Participant’s termination of employment or service with the Company, the following:
(a) The Participant is a Party to an Agreement that Defines Good Reason. In the case where there is an employment agreement, change in control agreement or similar agreement in effect between the Company and the Participant at the time of the grant of the Award that defines “good reason” (or words or a concept of like import), a termination due to good reason (or words or a concept of like import), as defined in such agreement at the time of the grant of the Award, and, for purposes of the Plan, as determined by the Committee in its sole discretion; provided that any definition that is effective under an employment agreement, change in control agreement or similar agreement after a change in control shall only be effective for purposes of the Plan after a change in control; or
(b) The Participant is Not a Party to an Agreement that Defines Good Reason. In the case where there is no employment agreement, change in control agreement or similar agreement in effect between the Company and the Participant at the time of the grant of the Award (or where there is such an agreement but it does not define “good reason” (or words or a concept of like import)), a termination due to: (i) a material reduction in the Participant’s base salary, (ii) the assignment of duties that are materially inconsistent with the Participant’s position or status with the Company, or (iii) a relocation of the Participant’s primary place of employment to a location more than twenty-five (25) miles further from the Participant’s primary residence than the location of the Company’s offices at the time of the grant of the Award; provided that in order to invoke a termination for Good Reason, (A) the Participant must provide written notice within ninety (90) days of the occurrence of any event of “Good Reason,” (B) the Company must fail to cure such event within ten (10) days of the giving of such notice, and (C) the Participant must terminate employment within thirty (30) days following the expiration of the Company’s cure period.
2.14 “Incentive Stock Option” means any Stock Option Award granted pursuant to Section 6 which is designated as such by the Committee and which complies with Section 422 of the Code.
2.15 “Market Price” means, for purposes of the Plan, unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, as of any date and except as provided below, the last sales price reported for the Stock on the applicable date: (a) as reported on the principal national securities exchange in the United States on which it is then traded or (b) if the Stock is not traded, listed or otherwise reported or quoted, the Committee shall determine in good faith the Market Price in whatever manner it considers appropriate taking into account the requirements of Section 409A of the Code.

2.16 “Non-Employee Director” means a member of the Board who is not otherwise employed by the Company.
2.17 “Non-Qualified Stock Option” means any Stock Option Award granted pursuant to this Plan which is not an Incentive Stock Option.

2.18 “Participant” shall mean an individual selected to participate in the Plan pursuant to Section 3.
2.19 “Performance Award” shall mean an Award granted pursuant to Section 11.
2.20 “Qualified Member” means a member of the Committee who is (i) a “non-employee director” of Chemtura as defined in Rule 16b-3(b)(3) under the Exchange Act, (ii) an “outside director” within the meaning of Regulation 1.162-27 under Code Section 162(m) and (iii) an “independent director” under the rules of any national securities exchange or national securities association, as applicable.
2.21 “Qualified Performance-Based Award” shall have the meaning set forth in Section 13.1.
2.22 “Restricted Stock” means Stock subject to restrictions on the transfer of such Stock, conditions for forfeiture of such Stock, or any other limitations or restrictions as determined by the Committee.
2.23 “Retirement” means retirement from active employment with the Company upon attainment by the Participant of age 55 or more with at least five years of service recognized generally by the Company for eligibility and determination of employee benefits, or attainment of age 65.
2.24 “SAR” shall have the meaning set forth in Section 8.
2.25 “Securities Act” means the Securities Act of 1933, as amended.
2.26 “Stock” shall mean the common stock, $0.10 par value per share, of Chemtura.
2.27 “Stock Awards” shall have the meaning set forth in Section 7.
2.28 “Stock Option Awards” shall have the meaning set forth in Section 6.
2.29 “Stock Unit” shall mean an Award of a phantom unit, representing one or more shares of Stock, as described in Section 9.
2.30 “Subsidiary” means any business entity in which Chemtura, directly or indirectly, owns fifty percent (50%) or more of the total combined voting power of all classes of stock or other equity interest.

Section 3. Participation.
The Participants shall be those Eligible Employees, Non-Employee Directors, or individuals who perform services for the Company, who are selected to participate in the Plan by the Committee. Any Eligible Employee, Non-Employee Director or individual who performs services for the Company, or each member of any group of Eligible Employees or Non-Employee Directors or such individuals, to whom the Committee has granted an Award, shall be deemed a Participant with respect to such Award.

Section 4. Administration.
4.1 Committee. The Plan shall be administered and interpreted by the Committee, which shall have sole authority to make rules and regulations for the administration of the Plan. At any time that a member of the Committee is not a Qualified Member, (i) any action of the Committee relating to an Award intended by the Committee to qualify as “performance-based compensation” within the meaning of Code Section 162(m) and regulations thereunder may be taken by a subcommittee, designated by the Committee or the Board, composed solely of two or more Qualified Members, and (ii) any action relating to an Award granted or to be granted to a Participant who is then subject to Section 16 of the Exchange Act in respect of the Company may be taken either by the Board, a subcommittee of the Committee consisting of two or more Qualified Members or by the Committee but with each such member who is not a Qualified Member abstaining or recusing himself or herself from such action, provided that, upon such abstention or recusal, the Committee remains composed of two or more Qualified Members. Such action, authorized by such a subcommittee or by the Committee upon the abstention or recusal of such non-Qualified Member(s), shall be the action of the Committee for purposes of the Plan. Other provisions of the Plan notwithstanding, the Board may perform any function of the Committee under the Plan, and that authority specifically reserved to the Board under the terms of the Plan, Chemtura’s Articles of Incorporation, By-Laws, or

applicable law shall be exercised by the Board and not by the Committee. The Board shall serve as the Committee in respect of any Awards made to any Non-Employee Director.
The interpretations and decisions of the Committee with regard to the Plan shall be final and conclusive and binding upon all Participants. The Committee may request advice or assistance or employ such persons (including, without limitation, legal counsel and accountants) as it deems necessary for the proper administration of the Plan. The Committee shall: (i) adopt, amend, suspend, and rescind such rules and regulations and appoint such agents as the Committee may deem necessary or advisable to administer the Plan; (ii) correct any defect or supply any omission or reconcile any inconsistency in the Plan and construe and interpret the Plan and any Award, rules and regulations, Award agreement, or other instrument hereunder; (iii) make determinations relating to eligibility for and entitlements in respect of Awards, and make all factual findings related thereto; and (v) take any other action desirable or necessary to interpret, construe or implement properly the provisions of the Plan. In addition, the Committee may from time to time establish one or more sub-plans under the Plan by adopting supplements to the Plan containing (i) such limitations as the Committee deems necessary or desirable, and (ii) such additional terms and conditions not inconsistent with the Plan as the Committee shall deem necessary or desirable. All sub-plans adopted by the Committee shall be deemed to be part of the Plan.
4.2 Delegation by Committee. Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, or as provided in Section 13, the Committee may delegate, on such terms and conditions as it determines in its sole and absolute discretion, to one or more senior executives of the Company (i) the authority to make grants of Awards to Eligible Employees (other than Executive Officers) or individuals who perform services for the Company, (ii) the authority to provide for continued vesting following, or accelerated vesting upon, certain terminations of employment with the Company and (iii) other administrative responsibilities. Any such allocation or delegation may be revoked by the Committee at any time.

4.3 Limitation of Liability. Each member of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him by any officer or other employee of the Company, the Company’s independent certified public accountants, or any executive compensation consultant, legal counsel, or other professional retained by the Company to assist in the administration of the Plan. No member of the Committee, nor any officer or employee of the Company acting on behalf of the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee and any officer or employee of the Company acting on behalf of the Committee or members thereof shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination, or interpretation.

Section 5. Awards.
5.1 Types of Awards. The Committee shall have the discretion to determine the type of Awards to be granted under the Plan. Such Awards may be in a form payable in either Stock or cash, including, but not limited to, Stock Option Awards, Stock, Restricted Stock, bonus Stock, SARs, Stock Units, Performance Awards and dividend equivalents or a combination thereof. The Committee is authorized to grant Awards as a bonus, or to grant Awards in lieu of obligations of the Company to pay cash or grant other awards under other plans or compensatory arrangements, to the extent permitted by such other plans or arrangements. All Awards shall be made pursuant to Award agreements (which may be in electronic form) between the Participant and the Company or such other plans as the Committee may adopt from time to time. The agreements or plans shall be in such form as the Committee approves from time to time.
5.2 Terms and Conditions of Awards. Subject to the provisions of the Plan, the Committee shall determine the size of each Award to be granted (including, where applicable, the number of shares of Stock to which an Award will relate), and all other terms and conditions of each such Award (including, but not limited to, any exercise price, grant price, or purchase price, any restrictions or conditions relating to transferability, forfeiture, exercisability, or settlement of an Award, and any schedule or performance conditions for the lapse of such restrictions or conditions, and accelerations or modifications thereof, based in each case on such considerations as the Committee shall determine). The Committee may determine whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, shares of Stock, other Awards, or other consideration, or an Award may be canceled, forfeited, or surrendered. The right of a Participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee. The Committee may use such business criteria and measures of performance as it may deem appropriate in establishing performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions, except as limited under Section 13.1 in the case of a Qualified Performance-Based Award intended to qualify under Code Section 162(m). Notwithstanding the foregoing, the period during which an Award may remain outstanding shall not exceed ten (10) years from the date the Award is granted.

    5.3 Maximum Amount Available. The total number of shares of Stock that may be delivered to Participants or their beneficiaries pursuant to all Awards granted under this Plan shall not exceed 11,000,000 shares, subject to Section 5.6. Solely for the purpose of computing the foregoing maximum shares of Stock limitation under this Plan, there shall not be counted: (i) any shares which have been forfeited or lapse under the Plan and (ii) any shares deliverable pursuant to an Award which, prior to such computation, has terminated in accordance with its terms or has been cancelled by the Participant or the Company. With respect to SARs settled in Stock, upon settlement, only the number of shares of Stock delivered to a Participant (based on the difference between the Market Price of the shares of Stock subject to the SARs on the date such SARs are exercised and the base price of the SARs on the date such SARs were awarded) shall count against the aggregate and per-participant share limitations set forth in this Section 5.3, and Sections 5.4 and 5.5. Any Award under the Plan settled in cash shall not be counted against the foregoing maximum share limitations.
5.4 Award-Specific Limitations. The total number of shares of Stock available for delivery under the Plan pursuant to Awards of Incentive Stock Options shall not exceed the total number of shares defined above in Section 5.3, subject to Section 5.6.
5.5 Per-Participant Limitation on Stock-Based Awards. In any calendar year, no Participant may be granted Awards (which may be granted all in the form of one type of Award or in a combination of them) that relate to more than 2,750,000 shares of Stock, subject to Section 5.6. In addition, no more than 2,750,000 shares of Stock and, no more than $5,000,000 in each case, pursuant to any Performance Awards shall be granted to one individual in a calendar year. This Section 5.5 shall apply only with respect to Awards that are denominated by a specified number of shares of Stock, even if the Award may be settled in cash or a form other than Stock. If the number of shares of Stock ultimately payable in respect of an Award is a function of future achievement of performance targets, then for purposes of this limitation, the number of shares of Stock to which such Award relates shall equal the number of shares of Stock that would be payable assuming maximum performance was achieved.
5.6 Adjustment in the Event of Recapitalization, etc. In the event of any change in the outstanding shares of Chemtura by reason of any stock split, stock dividend, recapitalization, merger, consolidation, combination or exchange of shares or other similar corporate change or in the event of any special distribution to the stockholders, the Committee shall make such equitable adjustments in the number of shares and prices per share applicable to Stock Option Awards and SARs then outstanding and in the number of shares which are available thereafter for other Awards, both under the Plan as a whole and with respect to individuals and Award type. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including cancellation of Awards in exchange for the intrinsic (i.e., in-the-money) value, if any, of the vested portion thereof, substitution of Awards using securities or other obligations of a successor or other entity, acceleration of the expiration date for Awards, or adjustment to performance goals in respect of Awards) in recognition of unusual or nonrecurring events (including events described in the preceding sentence, as well as acquisitions and dispositions of businesses and assets) affecting the Company, the financial statements of the Company, or in response to changes in applicable laws, regulations, or accounting principles. Notice of any adjustment shall be given by the Committee to each Participant whose Award has been adjusted and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of the Plan. Notwithstanding the foregoing, if any such event will result in a Change in Control, then if the document governing such acquisition (e.g., merger agreement) specifies the treatment of outstanding Awards (including cashing-out Awards), such treatment shall govern without the need for any action by the Committee. Any such adjustment shall be conclusive and binding for all purposes of the Plan.

5.7 Stand-Alone, Additional, Tandem, and Substitute Awards. Subject to Section 6.3 and Section 409A of the Code, Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company or any business entity to be acquired by the Company, or any other right of a Participant to receive payment from the Company, and in granting a new Award, the Committee may determine that the value of any surrendered Award or Award may be applied to reduce the exercise price of any Stock Option Award or SAR or purchase price of any other Award.

Section 6. Stock Options.
6.1 Award Types. The Company may award options to purchase Stock (referred to as “Stock Option Awards”) to such Participants as the Committee authorizes and under such terms as the Committee establishes. The Committee shall determine with respect to each Stock Option Award, and designate in the grant, whether a Participant is to receive an Incentive Stock Option or a Non-Qualified Stock Option, or combination thereof. Notwithstanding the foregoing, Incentive Stock Options may be granted only to Eligible Employees. To the extent that any Stock Option Award does not qualify as an Incentive Stock Option (whether because of its provisions or the time or manner of its exercise or otherwise), such Stock Option Award or the portion thereof which does not so qualify shall constitute a separate Non-Qualified Stock Option.
6.2 Exercise Price. The exercise price of each share of Stock subject to a Stock Option Award shall be specified in the Award agreement and shall not be less than the Market Price of the shares of Stock subject thereto as determined on the date of grant of the Stock Option Award. If the Participant to whom an Incentive Stock Option is granted owns, at the time of the grant, more than ten percent (10%) of the combined voting power of the Participant’s employer or a parent or subsidiary of the employer, the exercise price of each share of Stock subject to such grant shall be not less than one hundred ten percent (110%) of the price described in the preceding sentence.
6.3 Prohibition on Repricing. Without shareholder approval, no Stock Option Award granted hereunder shall be amended to reduce the exercise price under such Stock Option Award, surrendered in exchange for a replacement Stock Option Award having a lower exercise price per share, or surrendered in exchange for cash or another Award; provided, that, this Section 6.3 shall not restrict or prohibit any adjustment or other action taken pursuant to Section 5.6, or pursuant to Section 14 in connection with a Change in Control.
6.4 Duration of Stock Option Awards. A Stock Option Award by its terms shall be of no more than ten (10) years’ duration, except that an Incentive Stock Option granted to a Participant who, at the time of the grant, owns Stock representing more than ten percent (10%) of the combined voting power of the Participant’s employer or a parent or subsidiary of the employer shall by its terms be of no more than five (5) years’ duration.
6.5 Exercisability. Stock Option Awards shall be exercisable at such time as the Committee shall determine and specify in the Award agreement , or as otherwise determined by the Committee or its delegate, provided, however, that, unless otherwise provided in an Award agreement, Stock Option Awards shall also be exercisable as follows:
(a) if a Participant’s employment or service terminates by reason of death, any Stock Option Award held by such Participant or any permitted transferee of such Participant may thereafter be exercised, to the extent then exercisable at the time of death, for a period of two years from the date of such death or until the expiration of the stated term of such Stock Option Award, whichever period is shorter;
(b) if a Participant’s employment or service terminates by reason of Disability, any Stock Option Award held by such Participant or any permitted transferee of such Participant may thereafter be exercised, to the extent it was exercisable at the time of termination, for a period of two years from the date of such termination of employment or service or until the expiration of the stated term of such Stock Option Award, whichever period is shorter; provided, however, that, if the holder of the Stock Option Award dies while any such Stock Option Award remains exercisable, any unexercised Stock Option Award so held at death shall continue to be exercisable to the extent to which it was exercisable at the time of such holder’s death for a period of 12 months from the date of such death or until the expiration of the stated term of such Stock Option Award, whichever period is shorter. In the event of termination of employment by reason of Disability, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option Award will thereafter be treated as a Non-Qualified Stock Option;
(c) If a Participant’s employment or service terminates by reason of Retirement, any Stock Option Award held by such Participant or any permitted transferee of such Participant may thereafter be exercised by the holder, to the extent it was exercisable at the time of Retirement, for a period of five years from the date of such termination of employment or service or until the expiration of the stated term of such Stock Option Award, whichever period is the shorter; provided, however, that if the holder dies within such five-year period, any unexercised Stock Option Award held by such holder shall, notwithstanding the expiration of such five-year period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of 12 months from the date of such death or until the expiration of the stated term of such Stock Option Award, whichever period is shorter. In the event of termination of employment by reason of Retirement, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for the purposes of Section 422 of the Code, such Stock Option Award will thereafter be treated as a Non-Qualified Stock Option;
(d) if a Participant’s employment or service terminates for any reason other than death, Disability, Retirement, or Cause, any Stock Option Awards held by such Participant or any permitted transferee of such Participant may thereafter be exercised by the holder, to the extent it was exercisable at the time of termination, for a period of 90 days from the date of such termination of employment or service or until the expiration of the stated term of such Stock Option Award, whichever period is shorter; provided, however, that if the holder dies within such 90-day period, any unexercised Stock Option Award so held shall, notwithstanding the expiration of such 90-day period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of 12 months from the date of such death or until the expiration of the stated term of such Stock Option Award, whichever period is shorter. If a Participant’s employment or service is terminated for Cause, all rights under any Stock Option Award (whether vested or unvested) held by such Participant or any permitted transferee of such Participant shall expire immediately upon the giving to the Participant of notice of such termination.
Notwithstanding anything the foregoing, in no event may a Stock Option Award be exercised after its expiration date.
6.6 Manner of Exercise. A Stock Option Award may be exercised by the Participant (or, if the Stock Option Award has been duly transferred, the transferee) with respect to part or all of the shares subject to the Stock Option Award by giving written notice to the Company or its designee of the exercise of the option according to such procedures as the Company may establish.
6.7 Payment of Exercise Price. The exercise price for the shares for which an option is exercised shall be paid by the exercisor within ten (10) business days after the date of exercise and the terms of the Stock Option Award may provide that the exercise price may be paid:
(a) in cash;
(b) in whole shares of Stock owned by the exercisor prior to exercising the option;
(c) by having the Company withhold shares that otherwise would be delivered to the exercisor pursuant to the exercise of the option in an amount equal in value to the exercise price;
(d) in a combination of either cash and delivery of shares, or cash and withholding of shares; or
(e) by whatever other means the Committee may deem appropriate.
The value of any share of Stock delivered or withheld in payment of the exercise price shall be its Market Price on the date the option is exercised.
6.8 Limits on Incentive Stock Options. The aggregate Market Price of all shares of Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant in any one calendar year, under this Plan or any other stock option plan maintained by the Company, shall not exceed $100,000. The Market Price shall be determined on the date the related Stock Option Award is granted.

 Section 7. Grants of Stock.
7.1 Award Types. The Committee may grant, either alone or in addition to other Awards granted under the Plan, shares of Stock or Restricted Stock (hereinafter referred to as a “Stock Award”) to such Participants as the Committee authorizes and under such terms as the Committee establishes. The Committee, in its discretion, may also make a cash payment to a Participant granted shares of Stock or Restricted Stock under the Plan to allow such Participant to satisfy tax obligations arising out of receipt of the Stock or Restricted Stock.
7.2 Rights as a Stockholder. The Participant shall have, with respect to Restricted Stock, all of the rights of a stockholder of Chemtura, including the right to vote the shares, except that a Participant’s right to receive any dividends shall be subject to the same vesting period as the Restricted Stock to which such dividend rights relate, and shall be payable as soon as administratively practicable after the vesting thereof (but in any event by March 15 following the year in which vesting occurs).
7.3 Award and Certificate. Participants who receive Restricted Stock shall not have any right with respect to such Award, unless and until such Participant has delivered a fully executed copy of the agreement evidencing the Award to the Company (which may be in electronic form), to the extent required by the Committee, and has otherwise complied with the applicable terms and conditions of such Award. Further, Awards of Restricted Stock must be accepted within a period of 60 days (or such shorter period as the Committee may specify at grant) after the grant date, by executing a Restricted Stock agreement and by paying whatever price (if any) the Committee has designated thereunder. Each Participant receiving Restricted Stock shall be issued a stock certificate in respect of such shares of Restricted Stock, unless the Committee elects to use another system, such as book entries by the transfer agent, as evidencing ownership of shares of Restricted Stock. Such certificate shall be registered in the name of such Participant, and shall, in addition to such legends required by applicable securities laws, bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:
“The anticipation, alienation, attachment, sale, transfer, assignment, pledge, encumbrance or charge of the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Chemtura Corporation (the “Company”) 2010 Long-Term Incentive Plan (the “Plan”) and an agreement entered into between the registered owner and the Company dated . Copies of such Plan and agreement are on file at the principal office of the Company.”
7.4 Transferability. Restricted Stock may not be sold or transferred by the Participant until the restrictions that have been established by the Committee have lapsed.
7.5 Forfeiture. Unless otherwise set forth in an Award agreement or as otherwise provided by the Committee or its delegate, upon a termination by the Participant or the Company of the Participant’s employment or service for any reason during the period any restrictions are in effect, all Restricted Stock held by the Participant shall be forfeited without compensation to the Participant.
 Section 8. SARs.
8.1 General Requirements. The Committee may grant Awards of Stock appreciation rights (“SARs”) to any Participant, upon such terms and conditions as the Committee deems appropriate under this Section 8. Each SAR shall represent the right of the Participant to receive, upon settlement of the SAR, an amount equal to the excess of the Market Price of one share of Stock on the date of exercise of the SAR over the base amount of the SAR, where the base amount is equal to the Market Price of a share of Stock as determined on the date of grant of the Award or such higher amount as is determined by the Committee and set forth in the applicable Award agreement.
8.2 Terms of SARs. The Committee shall determine the terms and conditions of SARs and may grant SARs separately from or in tandem with any Stock Option Award (for all or a portion of the applicable Stock Option Award). Tandem SARs may be granted either at the time the Stock Option Award is granted or any time thereafter while the Stock Option Award remains outstanding; provided, however, that in the case of an Incentive Stock Option, SARs may be granted only at the time of the grant of the Incentive Stock Option. The Committee will determine the number of SARs to be granted, the base amount (which shall not be less than the Market Price of a share of Stock as determined on the date of grant of the Award), the vesting and other restrictions applicable to

SARs and the period during which SARs will remain exercisable. A SAR Award by its term shall be of no more than ten (10) years’ duration.
8.3 Payment With Respect to SARs. The Committee shall determine whether the appreciation in a SAR shall be paid in the form of cash, in Stock, or in a combination thereof, in such proportion as the Committee deems appropriate. For purposes of calculating the number of shares of Stock to be received, Stock shall be valued at its Market Price on the date of exercise of the SAR. If shares of Stock are to be received upon exercise of a SAR, cash shall be delivered in lieu of any fractional share.
8.4 Requirement of Employment or Service. SARs shall be exercisable at such time as the Committee shall determine and specify in the Award agreement, or as otherwise determined by the Committee or its delegate, provided, however, that, unless otherwise provided in an Award agreement, SARs shall also be exercisable in the same manner as set forth in Section 6.5.
8.5 Prohibition on Repricing. Without shareholder approval, no SAR granted hereunder shall be amended to reduce the base price under such SAR, surrendered in exchange for a replacement SAR having a lower base price per share, or surrendered in exchange for cash or another Award; provided, that, this Section 8.5 shall not restrict or prohibit any adjustment or other action taken pursuant to Section 5.6, or pursuant to Section 14 in connection with a Change in Control.
Section 9. Stock Units.
9.1 General Requirements. The Committee may grant Stock Units to any Participant, upon such terms and conditions as the Committee deems appropriate under this Section 9. Each Stock Unit shall represent the right of the Participant to receive a share of Stock or an amount based on the value of a share of Stock. All Stock Units shall be credited to accounts on the Company’s records for purposes of the Plan.
9.2 Terms of Stock Units. The Committee may grant Stock Units that are payable if specified performance goals or other conditions are met, or under other circumstances. Stock Units may be paid at the end of a specified period, or payment may be deferred to a date authorized by the Committee. The Committee shall determine the number of Stock Units to be granted and the requirements applicable to such Stock Units.

9.3 Payment With Respect to Stock Units. Payment with respect to Stock Units shall be made in cash, in Stock, or in a combination thereof, as determined by the Committee, and at such times as specified in the Award agreement in accordance with section 409A of the Code. The Award agreement shall specify the maximum number of shares that shall be paid under the Stock Units.
9.4 Requirement of Employment or Service. The Committee shall determine in the Award agreement, or as otherwise determined by the Committee or its delegate, under what circumstances a Participant may retain Stock Units after termination of the Participant’s employment or service, and the circumstances under which Stock Units may be forfeited. Unless otherwise set forth in an Award agreement, or as otherwise determined by the Committee or its delegate, upon a termination by the Participant or the Company of the Participant’s employment or service for any reason during the period any restrictions are in effect, all Stock Units held by the Participant shall be forfeited without compensation to the Participant.

Section 10. Dividend Equivalents.
When the Committee makes a grant of a Full-Value Award under the Plan, the Committee may grant Dividend Equivalents in connection with such Awards, under such terms and conditions as the Committee deems appropriate under this Section 10. All Dividend Equivalents shall be credited to accounts on the Company’s records for purposes of the Plan. Dividend Equivalents shall be subject to the same vesting period as the Award to which they relate and shall be payable as soon as administratively practicable after the vesting thereof (but in any event by March 15 following the year in which vesting occurs). Dividend Equivalents may be accrued as a cash obligation, or may be converted to Stock Units for the Participant, as determined by the Committee. Unless otherwise specified in the Award agreement, deferred Dividend Equivalents will not accrue interest.
Section 11. Performance Awards.
11.1 Award Types. The Committee may grant, either alone or in addition to other Awards granted under the Plan, Awards of Stock and other Awards that are valued in whole or in part by reference to, or are otherwise based on, the Market Price of Stock, or other securities of the Company, based on the performance of the Company (“Performance Awards”) to such Participants as the Committee authorizes and under such terms as the Committee establishes. Performance Awards may be paid in Stock, Restricted Stock or other securities of the Company, cash or any other form of property as the Committee shall determine.
11.2 Terms and Conditions of Awards. Performance Awards shall entitle the Participant to receive an Award if the measures of performance established by the Committee are met. The measures of performance shall be established by the Committee in its absolute discretion. The Committee shall determine the times at which Performance Awards are to be made and all conditions of such Awards. Notwithstanding the foregoing, if a Participant terminates employment or service during a performance period applicable to a Performance Award because of death or Disability, such Participant shall be entitled to a payment with respect to each such outstanding Performance Award at the end of the applicable performance period:
(i) based, to the extent relevant under the terms of the Award, upon the Participant’s performance for the portion of such performance period ending on the date of termination and the performance of the Company or any applicable business unit for the entire performance period, and
(ii) prorated for the portion of the performance period during which the Participant was employed by, or provided services to, the Company, all as determined by the Committee.
If a Participant ceases employment or service during a performance period for any other reason, then such Participant shall not be entitled to any payment with respect to any unvested Performance Award, unless otherwise determined by the Committee or its delegate.

Section 12. Other Awards.
The Committee may grant other Awards that are cash-based or based on, measured by or payable in Stock to Participants, on such terms and conditions as the Committee deems appropriate under this Section 12. Other Awards may be granted subject to achievement of performance goals or other conditions and may be payable in Stock or cash, or in a combination thereof, as determined by the Committee in the Award agreement or applicable plan.

Section 13. Qualified Performance-Based Awards.
13.1 Performance Awards Granted to Designated Covered Employees. If the Committee determines that an Award to be granted to a Participant who is designated by the Committee as likely to be a Covered Employee (as defined below) should qualify as “performance-based compensation” for purposes of Code Section 162(m), the grant, exercise, and/or settlement of such Award (a “Qualified Performance-Based Award”) shall be contingent upon achievement of pre-established performance goals and other terms set forth in this Section 13. This Section 13 shall not apply to Awards that otherwise qualify as “performance-based compensation” by reason of Regulation 1.162-27(e)(2)(vi) (relating to certain stock options and stock appreciation rights).
(a) Performance Goals Generally. The performance goals for such Qualified Performance-Based Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each such criterion, as specified by the Committee consistent with this Section 13.1. Performance goals shall be objective and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder, including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” The Committee may determine that such Qualified Performance-Based Awards shall be granted, exercised, and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise, and/or settlement of such Qualified Performance-Based Awards. Performance goals may differ for Qualified Performance-Based Awards granted to any one Participant or to different Participants.
(b) Business Criteria. One or more of the following business criteria, either alone or in any combination, for the Company, on a consolidated basis, and/or for specified Subsidiaries, divisions, or business units of Chemtura (where the criteria are applicable), shall be used by the Committee in establishing performance goals for such Qualified Performance-Based Awards, which shall include or exclude discontinued operations, acquisition expenses and restructuring expenses and/or other one-time or extraordinary items of income, revenue or expense and related tax effects as the Committee may determine: (i) earnings per share; (ii) net income; (iii) revenue or net sales; (iv) cash flow; (v) return on assets; (vi) return on net assets; (vii) return on invested capital; (viii) return on equity; (ix) profitability; (x) economic value added; (xi) gross profit; (xii) operating income; (xiii) profit measures as a percentage of net sales; (xiv) earnings or income before income taxes; (xv) earnings or income before interest and income taxes; (xvi) earnings before interest, income taxes, depreciation and amortization; (xvii) total stockholder return; (xviii) book value; (xix) expense management; (xx) capital structure and working capital; (xxi) strategic business criteria, consisting of one or more objectives based on meeting specified revenue, gross profit, market penetration, geographic business expansion, innovation and new product development, cost targets or goals relating to acquisitions or divestitures; (xxii) costs; (xxiii) employee morale or productivity; (xxiv) customer satisfaction or loyalty; (xxv) customer service; (xxvi) compliance programs; (xxvii) manufacturing productivity, efficiency and product yields; (xxiii) working capital measures; and (xxix) safety. The foregoing criteria shall have any reasonable definitions that the Committee may specify, which may include or exclude any or all of the following items: extraordinary, unusual or non-recurring items; effects of accounting changes; effects of currency fluctuations; effects of financing activities (e.g., effect on earnings per share of issuing convertible debt securities); expenses for restructuring, productivity initiatives or new business initiatives; non-operating items; effects of acquisitions and divestitures, including, but not limited to, purchase accounting, income and losses on discontinued operations and gains and losses on the sale of businesses, the mark-up of inventory held by the acquired business at the date of acquisition, the write-off of in-process R&D and professional fees and expenses related to the transaction; reorganization effects; gains and losses on the extinguishment of debt; tax effects of such inclusions and exclusions; and unusual or non-recurring tax expense or benefit items. Any such performance criterion or combination of such criteria may apply to the Participant’s Award in its entirety or to any designated portion or portions of the Award, as the Committee may specify.
(c) Performance Period; Timing for Establishing Qualified Performance-Based Award Terms. Achievement of performance goals in respect of such Qualified Performance-Based Awards shall be measured over a performance period of up to 10 years, as specified by the Committee. Performance goals, amounts payable upon achievement of such goals, and other material terms of Qualified Performance-Based Awards shall be established by the Committee (i) while the performance outcome for that performance period is substantially uncertain and (ii) no more than 90 days after the commencement of the performance period to which the performance goal relates or, if less, the number of days which is equal to 25 percent of the relevant performance period.
(d) Qualified Performance-Based Award Pool. The Committee may establish a Qualified Performance-Based Award pool, which shall be an unfunded pool, for purposes of measuring performance of the Company in connection with Qualified Performance-Based Awards. The amount of such Qualified Performance-Based Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 13.1(b) hereof during the given performance period, as specified by the Committee in accordance with Section 13.1(c) hereof. The Committee may specify the amount of the Qualified Performance-Based Award pool as a percentage of any of such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria. In such case, Qualified Performance-Based Awards may be granted as rights to payment of a specified portion of the Qualified Performance-Based Award pool, and such grants shall be subject to the requirements of Section 13.1(c).
(e) Settlement of Qualified Performance-Based Awards; Other Terms. Settlement of such Qualified Performance-Based Awards shall be in cash, Stock, or other Awards, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Qualified Performance-Based Awards, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of a Qualified Performance-Based Award subject to this Section 13.1. The Committee shall specify the circumstances in which such Qualified Performance-Based Awards shall be paid or forfeited in the event of termination of employment by the Participant prior to the end of a performance period or settlement of Qualified Performance-Based Awards.
(f) Impact of Extraordinary Items or Changes in Accounting. To the extent applicable, the determination of achievement of performance goals for Qualified Performance-Based Awards shall be made in accordance with U.S. generally accepted accounting principles (“GAAP”) and a manner consistent with the methods used in the Company’s audited financial statements, and, unless the Committee decides otherwise within the period described in Section 13.1(c), without regard to (i) extraordinary items as determined by the Company’s independent public accountants in accordance with GAAP, (ii) changes in accounting methods, or (iii) non-recurring acquisition expenses and restructuring charges. Notwithstanding the foregoing, in calculating operating earnings or operating income (including on a per share basis), the Committee may, within the period described in Section 13.1(c), provide that such calculation shall be made on the same basis as reflected in a release of the Company’s earnings for a previously completed period as specified by the Committee.
13.2 Written Determinations. Determinations by the Committee as to the establishment of performance goals, the amount potentially payable in respect of Qualified Performance-Based Awards, the achievement of performance goals relating to Qualified Performance-Based Awards, and the amount of any final Qualified Performance-Based Award shall be recorded in writing. Specifically, the Committee shall certify in writing, in a manner conforming to applicable regulations under Code Section 162(m), prior to settlement of each Qualified Performance-Based Award, that the performance goals and other material terms of the Qualified Performance-Based Award upon which settlement of the Qualified Performance-Based Award was conditioned have been satisfied. The Committee may not delegate any responsibility relating to such Qualified Performance-Based Awards.
13.3 Status of Section 13.1 Awards under Code Section 162(m). It is the intent of the Company that Qualified Performance-Based Awards under Section 13.1 constitute “performance-based compensation” within the meaning of Code Section 162(m) and regulations thereunder. Accordingly, the terms of Sections 13.1, 13.2 and 13.3, including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Participant will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term “Covered Employee” as used herein shall mean only a person designated by the Committee, at the time of grant of a Qualified Performance-Based Award, as likely to be a Covered Employee with respect to a specified fiscal year. If any provision of the Plan as in effect on the date of adoption of any agreements relating to Qualified Performance-Based Awards does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

Section 14. Change in Control.
14.1 Treatment of Awards. In the event of a Change in Control, and except as otherwise provided by the Committee in an Award agreement, a Participant’s Award shall be treated in accordance with one of the following methods as determined by the Committee:
(a) Awards, whether or not then vested, shall be continued, assumed, have new rights substituted therefor or be treated in accordance with Section 5.6 hereof, as determined by the Committee, and restrictions to which shares underlying Stock Awards or any other Award granted prior to the Change in Control are subject shall not lapse upon a Change in Control and the Stock Award or other Award shall, where appropriate in the sole discretion of the Committee, receive the same distribution as other Stock on such terms as determined by the Committee; provided that the Committee may decide to award additional Stock Awards or other Awards in lieu of any cash distribution. Notwithstanding anything to the contrary herein, for purposes of Incentive Stock Options, any assumed or substituted Stock Option Award shall comply with the requirements of Treasury Regulation Section 1.424-1 (and any amendment thereto); and
(b) The Committee, in its sole discretion, may provide for the purchase of any Awards by the Company for an amount of cash equal to the excess of the Change in Control Price (as defined below) of the shares of Stock covered by such Awards, over the aggregate exercise price of such Awards. For purposes of this Section 14.1(b), “Change in Control Price” shall mean the highest price per share of Stock paid in any transaction related to a Change in Control of the Company.
14.2 Committee Discretion. Notwithstanding any other provision herein to the contrary, the Committee may, in its sole discretion, provide for accelerated vesting or lapse of restrictions, of an Award at any time.

Section 15. General Provisions.
15.1 Assignment. Subject to the provisions of Section 15.2, if applicable, any assignment or transfer of any Awards without the written consent of the Company shall be null and void.
 15.2 Transferability.
(a) Generally, the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber Awards received pursuant to the Plan prior to the date on which any applicable restriction or performance period established by the Committee lapses. Notwithstanding the foregoing, Awards shall be transferable by the Participant:
(i) in the case of the Participant’s death (to the extent the Award, by its terms, survives the Participant’s death), pursuant to the beneficiary designation then on file with the Company, or, in the absence of such a beneficiary designation (or if the designated beneficiary has pre-deceased the Participant), by will or the laws of descent and distribution (in which case the Company without liability to any other person, may rely on the directions of the executor or administrator of the Participant’s estate with respect to the disposition or exercise of such Awards);
(ii) in the Committee’s discretion, the terms of an Award (other than an Incentive Stock Option) may permit the Participant to transfer the Award to (w) his or her spouse, children (including by adoption), stepchildren or grandchildren (referred to herein as the Participant’s “Family Members”), (x) a trust or trusts for the exclusive benefit of such Family Members, (y) a partnership in which such Family Members are the only partners, or (z) such other persons or entities as the Committee may approve on a case-by-case basis; or
(iii) in the case of a transferee’s death, to his/her estate without rights to further distribution.
(b) Any transfer pursuant to this Section 15.2 shall be subject to the following:
(i) there may be no consideration for any such transfer;
(ii) the Award agreement pursuant to which such Award is granted must be approved by the Committee, and must expressly provide for transferability in a manner consistent with this Section 15.2; and
(iii) subsequent transfers of transferred Awards shall be prohibited except those in accordance with this Section 15.2.
(c) Following transfer, any transferred Award shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. Unless otherwise provided herein, the events of death, Disability, Retirement and termination of employment or service with respect to an outstanding Award shall be in relation to the original grantee Participant notwithstanding an earlier transfer of the Award.
15.3 Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided, however, that the Committee may authorize the creation of trusts or make other arrangements to meet the Company’s obligations under the Plan to deliver cash, Stock, other Awards, or other consideration pursuant to any Award, which trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines.
15.4 No Right to Employment. Participation in this Plan shall not affect the Company’s right to discharge a Participant. Unless otherwise specified in the applicable Award agreement, (i) an approved leave of absence shall not be considered a termination of employment or service for purposes of an Award under the Plan, and (ii) any

Participant who is employed by or performs services for a Subsidiary shall be considered to have terminated employment or service for purposes of an Award under the Plan if such Subsidiary is sold or no longer qualifies as a Subsidiary of Chemtura, unless such Participant remains employed by the Company.
15.5 Cancellation and Rescission of Awards.
(a) The Committee shall have the discretion with respect to any Award granted under this Plan to establish upon its grant conditions under which: (i) the Award may be later forfeited, cancelled, rescinded, suspended, withheld or otherwise limited or restricted; or (ii) gains realized by the grantee in connection with an Award or an Award’s exercise may be recovered; provided that such conditions and their consequences are: (A) clearly set forth in the Award agreement or other grant document; and (B) fully comply with applicable laws. These conditions may include, without limitation, actions by the Participant which constitute a conflict of interest with the Company, violate the Company’s Code of Business Conduct, are prejudicial to the Company’s interests, or are in violation of any non-compete agreement or obligation, any confidentiality agreement or obligation, the Company’s applicable policies or the Participant’s terms and conditions of employment.
(b) The Committee may require, upon exercise, vesting, payment or delivery pursuant to an Award, that the Participant certify in a manner acceptable to the Company that he or she is in compliance with the terms and conditions of the Award agreement.
15.6 Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor the submission of the Plan or of any amendment to shareholders for approval shall be construed as creating any limitations on the power of the Board to adopt such other compensatory arrangements as it may deem desirable, including the granting of awards otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.
15.7 Successors and Assigns. The Plan and Award agreements may be assigned by the Company to any successor to the Company’s business. The Plan and any applicable Award agreement shall be binding on all successors and assigns of the Company and a Participant, including any permitted transferee of a Participant, the beneficiary or estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant’s creditors.
15.8 Taxes. The Company is authorized to withhold from any delivery of shares of Stock in connection with an Award, any other payment relating to an Award, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive shares of Stock or other consideration and to make cash payments in respect thereof in satisfaction of withholding tax obligations. To enable the Company to meet any applicable federal, state or local withholding tax requirements arising as a result of the grant, vesting, or exercise of an Award, the Participant (or the Participant’s estate) shall pay the Company the amount of tax to be withheld or may elect to satisfy such obligation:
(a) by having the Company withhold shares of Stock that otherwise would be delivered to the Participant pursuant to the granting, payment, vesting, or exercise of an Award (as the case may be), for which the tax is being withheld;
(b) by delivering to the Company other shares of Stock owned by the Participant prior to the granting, payment, vesting, or exercise of an Award (as the case may be); or
(c) by making a payment to the Company consisting of a combination of cash and shares of Stock.
Such an election shall be made prior to the date to be used to determine the tax to be withheld. The value of any share of Stock to be withheld by the Company or delivered to the Company pursuant to this Section 15.8 shall be the Market Price on the date used to determine the amount of tax to be withheld.
15.9 Compliance with Laws and Obligations. The Company shall not be obligated to issue or deliver shares of Stock in connection with any Award or take any other action under the Plan in a transaction subject to the registration requirements of any applicable securities law, any requirement under any listing agreement between the Company and any securities exchange or automated quotation system, or any other law, regulation, or contractual obligation of the Company, until the Company is satisfied that such laws, regulations, and other obligations of the Company have been complied with in full. Certificates representing shares of Stock issued under the Plan will be subject to such stop-transfer orders and other restrictions as may be applicable under such laws, regulations, and other obligations of the Company, including any requirement that a legend or legends be placed thereon.
15.10 No Right to Awards; No Shareholder Rights. No Participant or other person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants, employees, consultants, or directors. No Award shall confer on any Participant any of the rights of a shareholder of the Company unless and until shares of Stock are duly issued or transferred and delivered to the Participant in accordance with the terms of the Award.
15.11 Severability of Provisions. If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provisions had not been included.
15.12 Financial Restatements. To the extent required by any applicable law, rule or regulation, Awards granted under this Plan shall be subject to any policies adopted by the Company to comply with the Dodd-Frank Wall Street Reform and Consumer Protection Act.

Section 16. Amendment, Suspension, or Termination.
16.1 The Board may suspend, terminate, or amend the Plan, including, but not limited to, such amendments as may be necessary or desirable resulting from changes in the federal income tax laws and other applicable laws, but may not, without the affirmative vote of a majority of all votes duly cast on the matter at a meeting of the stockholders of the Company (provided that the total votes cast on the matter represent over 50% of the shares entitled to vote on the matter) (a) increase the total number of shares of Stock that may be granted under this Plan or (b) amend the Plan in any manner that would require stockholder approval under applicable law.
16.2 It is the Company’s intent that the Plan comply in all respects with Rule 16b-3 under the Exchange Act and any related regulations. In addition, it is the intent of the Company that the Plan and applicable Awards under the Plan comply with the applicable provisions of Sections 162(m) and 422 of the Code. The Committee may revoke any Award if it is contrary to law or modify an Award to bring it into compliance with any valid and mandatory government regulation. All grants to, and exercises of options by Executive Officers under this Plan shall be executed in accordance with the requirements of Section 16 of the Exchange Act and regulations promulgated thereunder.
16.3 The Plan is intended to comply with the applicable requirements of Section 409A of the Code and shall be limited, construed and interpreted in accordance with such intent. To the extent that any Award is subject to Section 409A of the Code, it shall be paid in a manner that will comply with Section 409A of the Code, including proposed, temporary or final regulations or any other guidance issued by the Secretary of the Treasury and the Internal Revenue Service with respect thereto. Notwithstanding anything herein to the contrary, any provision in the Plan that is inconsistent with Section 409A of the Code shall be deemed to be amended to comply with Section 409A of the Code and to the extent such provision cannot be amended to comply therewith, such provision shall be null and void. The Company shall have no liability to a Participant, or any other party, if an Award that is intended to be exempt from, or compliant with, Section 409A of the Code is not so exempt or compliant or for any action taken by the Committee or the Company and, in the event that any amount or benefit under the Plan becomes subject to penalties under Section 409A of the Code, responsibility for payment of such penalties shall rest solely with the affected Participants and not with the Company. Notwithstanding any contrary provision in the Plan or Award agreement, any payment(s) of “nonqualified deferred compensation” (within the meaning of Section 409A of the Code) that are otherwise required to be made under the Plan to a “specified employee” (as defined under Section 409A of the Code) as a result of such employee’s separation from service (other than a payment that is not subject to Section 409A of the Code) shall be delayed for the first six (6) months following such separation from service (or, if earlier, the date of death of the specified employee) and shall instead be paid (in a manner set forth in the Award agreement) upon expiration of such delay period.

Section 17.    Governing Law; Waiver of a Jury Trial.
The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware and applicable federal law. The Company and each Participant shall irrevocably and unconditionally waive all right to trial by jury in any proceeding relating to the Plan or any Award made hereunder, or for the recognition and enforcement of any judgment in respect thereof (whether based on contract, tort or otherwise) arising out of or relating to the Plan or any Award made hereunder.

Section 18. Effective Date and Duration of the Plan.

This Plan was originally effective as of November 10, 2010 (the “Effective Date”), and was amended and restated as of May 9, 2012 and further amended as of May 7, 2015. No Award shall be granted under this Plan on or after the tenth (10th) anniversary of the Effective Date.